Exhibit 4.3

EXHIBIT A

FORM OF 9.75% SENIOR UNSECURED NOTE DUE 2028

THIS SENIOR NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE ORIGINAL INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO CONIFER HOLDINGS, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN SECTION 1.05 OF THE SECOND SUPPLEMENTAL INDENTURE, THIS SENIOR NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO DTC, TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

No. A-1	CUSIP No.:20731J300
ISIN No.: US20731J3005

Conifer Holdings, Inc.

Global Certificate initially representing
$7,886,500 aggregate principal amount of
9.75% Senior Unsecured Notes due 2028

Units: 315,460

Regular Record Date:	With respect to each Interest Payment Date, the close of business on the preceding March 15, June 15, September 15 and December 15, as the case may be (whether or not a Business Day).

Original Issue Date:	August 8, 2023

Final Stated Maturity:	September 30, 2028

Interest Payment Dates:	March 31, June 30, September 30 and December 31 of each year, commencing September 30, 2023

Interest Rate:	9.75% per year

Authorized Denomination:	$25, or any integral multiples of $25 in excess thereof or in units, each representing $25.

This Global Certificate is in respect of a duly authorized issue of 9.75% Senior Unsecured Notes due 2028 (the “Senior Notes”) of Conifer Holdings, Inc., a Michigan corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof). The Company, for value received, hereby promises to pay to Cede & Co., or registered assigns, the amount of principal of the Senior Notes represented by this Global Certificate on the Final Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing September 30, 2023, and on the Final Stated Maturity at the Interest Rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest at such rate to the extent permitted by law. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Final Stated Maturity or any Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this Senior Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Final Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 3.08 of the Original Indenture.

Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Senior Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Senior Note is not a Business Day (including the Redemption Date), then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of, and premium, if any, and interest due with respect to such principal on this Senior Note at the Final Stated Maturity or upon redemption will be made upon surrender of this Senior Note at the Corporate Trust Office of the Trustee in the United States. The principal of, and premium, if any, and interest due on this Senior Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable and subject to the applicable procedures of the Depository, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

The Senior Notes will be unsecured obligations of the Company and will rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Senior Notes will rank senior to any subordinated indebtedness of the Company.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Senior Note to be duly signed, manually or by facsimile, by one of its duly authorized officers as of the date first written above.

CONIFER HOLDINGS, INC.

By:
Name: Brian J. Roney
Title: President

Certificate of Authentication

This is one of the Senior Notes referred to in the within mentioned Indenture.

Wilmington Trust, National Association,
as Trustee

By:
Authorized Signatory

Dated:

Reverse of Senior Note

1.          This Senior Note is one of a duly authorized issue of senior unsecured notes of the Company (the “Notes”) issued and issuable in one or more series under an Indenture dated as of September 24, 2018 (the “Original Indenture”), as supplemented by the Second Supplemental Indenture, dated as of August 8, 2023 (the “Second Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Senior Notes issued thereunder and of the terms upon which said Senior Notes are, and are to be, authenticated and delivered. This Senior Note is one of the series designated on the face hereof as the 9.75% Senior Unsecured Notes due 2028, initially limited in aggregate principal amount of $7,886,500 (315,460 units of $25 each); provided, however, that (subject to the provisions of the Second Supplemental Indenture) the aggregate principal amount of the Senior Notes may be increased in the future with no limit, without the consent of the holders of the Senior Notes, on the same terms and (except as otherwise provided in the Second Supplemental Indenture) with the same CUSIP and ISIN numbers as the Senior Notes, except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date, provided that no Event of Default with respect to the Senior Notes shall have occurred and be continuing. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

2.         This Senior Note is exchangeable in whole or, from time to time, in part for Senior Notes in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Senior Note or if at any time the Depository shall no longer be registered or in good standing as a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depository is required to be so registered and the Depository so notifies the Company and, in each case, the Company does not appoint a successor Depository within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) any Event of Default or Default has occurred and is continuing with respect to the Senior Notes or (iii) subject to the applicable procedures of the Depository, the Company in its sole discretion determines that this Senior Note shall be exchangeable for Senior Notes in definitive registered form and executes and delivers to the Note Registrar a written order of the Company providing that this Senior Note shall be so exchangeable, this Senior Note shall be exchangeable for Senior Notes in definitive registered form, provided that the definitive Senior Notes so issued in exchange for this Senior Note shall be in minimum denominations of $25, or any integral multiples of $25 in excess thereof  or in units, each representing $25 and be of like aggregate principal amount and tenor as the portion of this Senior Note to be exchanged. Except as provided above or in the Second Supplemental Indenture, owners of beneficial interests in this Senior Note will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to physical delivery of Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. None of the Company, the Trustee, any paying agent nor the Note Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Senior Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

3.          If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

4.        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the holders of greater than 50% in aggregate principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Senior Notes at the time Outstanding, on behalf of the holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Senior Note shall be conclusive and binding upon such holder and upon all future holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

5.          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this Senior Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Senior Note.

6.          At any time and from time to time on September 30, 2025, or any Interest Payment Date thereafter, this Senior Note will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, such Redemption Date.

7.          If less than all of the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes or portions of Senior Notes to be redeemed by lot, pro rata or by such other method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Senior Notes and portions of Senior Notes in amounts of $25 and integral multiples of $25 in excess thereof and shall thereafter promptly notify the Company in writing of the number of Senior Notes to be redeemed, in whole or in part; provided that if the Senior Notes are represented by one or more Global Notes, interests in such Global Notes shall be selected for redemption by the Depository in accordance with its applicable procedures therefor.

8.          No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest due on this Senior Note at the time, place and rate, and in the coin or currency, herein prescribed.

9.          (a) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Note Register upon surrender of this Senior Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company or the Note Registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(b) Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee, any paying agent and the Note Registrar of the Company or the Trustee may deem and treat the Person in whose name this Senior Note is registered as the absolute owner hereof for all purposes (subject to Section 1.03(a) of the Second Supplemental Indenture), whether or not this Senior Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Note Registrar, and neither the Company nor the Trustee nor any paying agent nor the Note Registrar shall be affected by notice to the contrary. Except as provided in Section 1.03(a) of the Second Supplemental Indenture, all payments of the principal of, and premium, if any, and interest due on this Senior Note made to or upon the order of the registered holder hereof shall, to the extent of the amount or amounts so paid, effectively satisfy and discharge liability for moneys payable on this Senior Note.

(c) The Senior Notes are issuable only in registered form without coupons in minimum denominations of $25, or any integral multiples of $25 in excess thereof or in units, each representing $25. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Senior Note or Senior Notes to be exchanged at the office or agency of the Company.

10.        No recourse shall be had for payment of the principal of, or premium, if any, or interest on this Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

11.       This Senior Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with laws of said State. EACH OF THE COMPANY, THE TRUSTEE, AND THE HOLDER OF THIS SENIOR NOTE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SENIOR NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                              agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

 *Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT - Custodian under

Uniform Gift to Minors Act

(State)

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS. INCLUDING POSTAL ZIP CODE OF ASSIGNEE

(please insert Social Security or other identifying number of assignee)

the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Senior Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $7,886,500. The following increases or decreases in the principal amount of this Global Note have been made:

Date	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signature of Trustee or Custodian